QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.42

        AMENDED AND RESTATED BYLAWS
OF
UNITED CINEMA CORPORATION
a California Corporation

ARTICLE I
OFFICES

        Section 1. PRINCIPAL EXECUTIVE OR BUSINESS OFFICES. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside California and the corporation has one or more business offices in California, the board shall fix and designate a principal business office in California.

        Section 2. OTHER OFFICES. Branch or subordinate offices may be established at any time and at any place by the Board of Directors.

ARTICLE II
MEETINGS OF SHAREHOLDERS

        Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at the corporation's principal executive office in the State of California, as may be designated from time to time by the Board of Directors.

        Section 2. ANNUAL MEETING. The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting, a Board of Directors shall be elected by plurality of shareholder vote and any other proper business within the power of the shareholders may be transacted.

        Section 3. SPECIAL MEETING. A special meeting of the shareholders may be called at any time by the board of directors, by the chair of the board, by the president or vice president, or by one or more shareholders holding shares that in the aggregate are entitled to cast not less than one-fifth (1/5th) of the voting power of the corporation.

        Section 4. NOTICE OF SHAREHOLDERS' MEETINGS. All notices of meetings of shareholders shall be given in writing to shareholders entitled to vote by the Secretary or the Assistant Secretary, or if there be no such officer, or in case of his neglect or refusal, by any director or shareholder. Such notices shall be sent or otherwise given in accordance with Section 5 of this Article II, not fewer than 7 nor more than 60 days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters that the board of directors, at the time of giving the notice, intends to present for action by the shareholders. If directors are to be elected, the notice shall include the names of all nominees whom the board intends, at the time of the notice, to present for election.

        The notice shall also state the general nature of any proposed action to be taken at the meeting to approve any of the following matters:

        (i) A transaction in which a director has a financial interest, within the meaning of §310 of the California Corporations Code;

        (ii) An amendment of the articles of incorporation under §902 of that Code:

        (iii) A reorganization under §1201 of that Code;

        (iv) A voluntary dissolution under §1900 of that Code; or

        (v) A distribution in dissolution that requires approval of the outstanding shares under §2007 of that Code.

        Section 5. MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE.

        Notice of any shareholders' meeting shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address appearing on the corporation's books or given by the shareholder to the corporation for purposes of notice.

        An affidavit of the mailing, or other authorized means of giving notice or delivering a document, of any notice of shareholders' meeting, report, or other document sent to shareholders, may be executed by the corporation's secretary, assistant secretary, or transfer agent, and, if executed, shall be filed and maintained in the minute book of the corporation.

        Section 6. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the articles of incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at that meeting, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of the voting shares shall be present.

        Section 7. ADJOURNED MEETING; NOTICE. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.

        When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 30 days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting, in accordance with Sections 4 and 5 of this Article II. At any adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

        Section 8. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of sections 702 through 704 of the California Corporations Code relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders' vote may be by voice vote or by ballot, provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. If a quorum is present (or if a quorum has been present earlier at the meeting but some shareholders have withdrawn), the affirmative vote of a majority of the shares represented and voting, provided such shares voting affirmatively also constitute a majority of the number of shares required for a quorum, shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or by the articles of incorporation.

        At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which that shareholder normally would be entitled to cast), unless the candidates' names have been placed in nomination before commencement of the voting and a shareholder has given notice at the meeting, before the voting has begun, of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then all shareholders entitled to vote may cumulate their votes for candidates in nomination, and may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

        Section 9. CONSENT TO SHAREHOLDERS' MEETINGS. The transactions of any meeting of shareholders, however called and notice, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and, if either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof, provided that any written waiver or consent shall state the general natures of any action taken or proposed to be taken at the meeting where the action relates to any of the five matters specified in Section 4 of this Article II. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action that could be taken at an annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

        Directors may be elected by written consent of the shareholders without a meeting only if the written consents of all outstanding shares entitled to vote are obtained, except that vacancies on the board (other than vacancies created by removal) not filled by the board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

        All consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder or other authorized person who has given a written consent may revoke it by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

        Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice shall be given of any corporate action approved by shareholders without a meeting by less than unanimous consent, to those shareholders entitled to vote who have not consented in writing. As to approvals required by California Corporations Code section 310 (transactions in which a director has a financial interest), section 317 (indemnification of corporate agents), section 1201 (corporate reorganization), or section 2007 (certain distributions on dissolution), notice of the approval shall be given at least ten days before the consummation of any action authorized by the approval. Notice shall be given in the manner specified in Section 5 of this Article II.

ARTICLE III
DIRECTORS; MANAGEMENT

        Section 1. POWERS. Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

        Without prejudice to these general powers, and subject to the same limitations, the board of directors shall have the power to:

        (a)  Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the articles of incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service.

        (b)  Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or outside the State of California; and

designate any place within or outside the State of California for holding any shareholders' meeting or meetings, including annual meetings.

        (c)  Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

        (d)  Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible or intangible property actually received.

        (e)  Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

        Section 2. NUMBER OF DIRECTORS. The authorized number of directors shall be not less than three, from time to time specified by the Articles of Incorporation or amendments thereto, or fixed or changed by the shareholders by amendments to these By-Laws adopted by the vote or written consent of a majority of the outstanding shares entitled to vote. However, an amendment that would reduce the authorized number of directors to a number fewer than five cannot be adopted if the votes cast against its adoption at a shareholders' meeting or the shares not consenting to an action by written consent are equal to more than one-sixth (16 2/3%) of the outstanding shares entitled to vote.

        Section 3. QUALIFICATION.

        The directors need not be shareholders of the corporation.

        Section 4. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

        No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

        Section 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called for any purpose or purposes at any time by the chair of the board, the president, any vice president, the secretary, or any two directors.

        Special meetings shall be held on four days' notice by mail or forty-eight hours' notice delivered personally or by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), telegraph, facsimile, electronic mail, or other electronic means. Oral notice given personally or by telephone, or written notice given by electronic mail or facsimile, may be transmitted either to the director or to a person at the director's office who can reasonably be expected to communicate it promptly to the director. Written notice, if used, shall be addressed to each director at the address shown on the corporation's records. The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the corporation.

        Section 6. PLACE OF MEETINGS; TELEPHONE MEETINGS. Regular meetings of the board of directors may be held at any place within or outside the State of California as designated from time to time by the board. In the absence of a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California designated in the notice of the meeting, or if the notice does not state a place, or if there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, provided that all directors participating can hear one another.

        Section 7. ANNUAL DIRECTORS' MEETING. Immediately after each annual shareholders' meeting, the board of directors shall hold a regular meeting at the same place, or at any other place that has been designated by the board of directors, to consider matters of organization, election of officers, and other business as desired. Notice of this meeting shall not be required unless some place other than the place of the annual shareholders' meeting has been designated.

        Section 8. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call at times to be fixed by the board of directors from time to time. Such regular meetings may be held without notice.

        Section 9. QUORUM. A majority of the authorized number of directors as fixed by the Articles of Incorporation or By-Laws shall be necessary to constitute a quorum for the transaction of business, (except to adjourn as provided in Section 10 of this Article III), and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, despite the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

        Section 10. WAIVER OF NOTICE. Notice of a meeting, although otherwise required, need not be given to any director who (i) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice; (ii) signs an approval of the minutes of the meeting; or (iii) attends the meeting without protesting the lack of notice before or at the beginning of the meeting. Waivers of notice or consents need not specify the purpose of the meeting. All waivers, consents, and approvals of the minutes shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 11. ADJOURNMENT TO ANOTHER TIME OR PLACE. Whether or not a quorum is present, a majority of the directors present may adjourn any meeting to another time or place.

        Section 12. NOTICE OF ADJOURNED MEETING. Notice of the time and place of resuming a meeting that has been adjourned need not be given unless the adjournment is for more than 24 hours, in which case notice shall be given, before the time set for resuming the adjourned meeting, to the directors who were not present at the time of the adjournment. Notice need not be given in any case to directors who were present at the time of adjournment.

        Section 13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board of directors individually or collectively consent in writing to that action. Any action by written consent shall have the same force and effect as a unanimous vote of the board of directors. All written consents shall be filed with the minutes of the proceedings of the board of directors.

        Section 14. SOLE DIRECTOR PROVIDED BY ARTICLES OF INCORPORATION OR BY-LAWS. In the event only one (1) Director is required by the By-Laws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all of the responsibilities otherwise herein described as given to a Board of Directors.

        Section 15. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees of the board may be compensated for their services, and shall be reimbursed for expenses, as fixed or determined by resolution of the board of directors. This section shall not be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent, employee, or otherwise, and receiving compensation for those services.

        Section 16. ADVISORY DIRECTORS. The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

        Section 17. RESIGNATIONS. Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

ARTICLE IV
COMMITTEES

        Section 1. COMMITTEES OF THE BOARD. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees as may be necessary from time to time, each consisting of such number of its members and with such powers as it may designate, and consistent with the Articles of Incorporation and By-Laws and the General Corporation Laws of the State of California. Such committees shall hold office at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, to replace any absent member at a committee meeting. The appointment of committee members or alternate members requires the vote of a majority of the authorized number of directors. A committee may be granted any or all of the powers and authority of the board, to the extent provided in the resolution of the board of directors establishing the committee, except with respect to:

        (a)  Approving any action for which the California Corporations Code also requires the approval of the shareholders or of the outstanding shares;

        (b)  Filling vacancies on the board of directors or any committee of the board;

        (c)  Fixing directors' compensation for serving on the board or a committee of the board;

        (d)  Adopting, amending, or repealing bylaws;

        (e)  Amending or repealing any resolution of the board of directors that by its express terms is not so amendable or repealable;

        (f)    Making distributions to shareholders, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

        (g)  Appointing other committees of the board or their members.

        Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, bylaw provisions applicable to meetings and actions of the board of directors, as provided in Section 5 and Sections 7 through 13 of Article III of these bylaws, as to the following matters: place of meetings, regular meetings, special meetings and notice, quorum, waiver of notice, adjournment, notice of adjournment, and action without meeting, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that (a) the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; (b) special meetings of committees may also be called by resolution of the board of directors; and (c) notice of special meetings of committees shall also be given to all alternative members who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the governance of any committee not inconsistent with these bylaws.

ARTICLE V
OFFICERS

        Section 1. OFFICERS. The officers of the corporation shall be a president, a vice president, a secretary, and a chief financial officer or treasurer. The corporation may also have, at the discretion of the board of directors, a chair of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with Section 3 of this Article V. Any assistant secretary or assistant treasurer, respectively, may exercise any of the powers of secretary or treasurer, respectively, as provided in these by-laws or as directed by the Board of Directors, and shall perform such other duties as are imposed upon them by the by-laws or the Board of Directors. Any number of offices may be held by the same person.

        Section 2. APPOINTMENT OF OFFICERS. The officers of the corporation, except for subordinate officers appointed in accordance with Section 3 of this Article V, shall be appointed by the board of directors, and shall serve at the pleasure of the board of directors.

        Section 3. SUBORDINATE OFFICERS. The board of directors may appoint, and may empower the president to appoint other officers as required by the business of the corporation, whose duties shall be as provided in the bylaws, or as determined from time to time by the board of directors or the president.

        Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Any officer chosen by the board of directors may be removed at any time, with or without cause or notice, by a majority vote of the board of directors at any regular meeting or special meeting of the Board of Directors. Subordinate officers appointed by persons other than the board under Section 3 of this Article V may be removed at any time, with or without cause or notice, by the board of directors or by the officer by whom appointed. Officers may be employed for a specified term under a contract of employment if authorized by the board of directors; such officers may be removed from office at any time under this section, and shall have no claim against the corporation or individual officers or board members because of the removal except any right to monetary compensation to which the officer may be entitled under the contract of employment.

        Any officer may resign at any time by giving written notice to the corporation. Resignations shall take effect on the date of receipt of the notice, unless a later time is specified in the notice. Unless otherwise specified in the notice, acceptance of the resignation is not necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation to monetary damages under any contract of employment to which the officer is a party.

        Section 5. VACANCIES IN OFFICES. A vacancy in any office resulting from an officer's death, resignation, removal, disqualification, or from any other cause shall be filled in the manner prescribed in these bylaws for regular election or appointment to that office.

        Section 6. CHAIR OF THE BOARD. The board of directors may elect a chair, who shall preside, if present, at board meetings and shall exercise and perform such other powers and duties as may be assigned from time to time by the board of directors. If there is no president, the chair of the board shall in addition be the chief executive officer of the corporation, and shall have the powers and duties as set forth in Section 7 of this Article V.

        Section 7. PRESIDENT. Except to the extent that the bylaws or the board of directors assign specific powers and duties to the chair of the board (if any), the president shall be the corporation's general manager and chief executive officer and, subject to the control of the board of directors, shall have general supervision, direction, and control over the corporation's business and its officers. The managerial powers and duties of the president shall include, but are not limited to, all the general powers and duties of management usually vested in the office of president of a corporation, and the president shall have other powers and duties as prescribed by the board of directors or the bylaws. The president shall preside at all meetings of the shareholders and, in the absence of the chair of the board or if there is no chair of the board, shall also preside at meetings of the board of directors.

        Section 8. VICE PRESIDENTS. If desired, one or more vice presidents may be chosen by the board of directors in accordance with the provisions for appointing officers set forth in Section 2 of this Article V. In the absence or disability of the president, the president's duties and responsibilities shall be carried out by the highest ranking available vice president if vice presidents are ranked or, if not, by a vice president designated by the board of directors. When so acting, a vice president shall have all the powers of and be subject to all the restrictions on the president. Vice presidents of the corporation shall have such other powers and perform such other duties as prescribed from time to time by the board of directors, the bylaws, or the president (or chair of the board if there is no president).

        Section 9. SECRETARY

        (a) Minutes.

        The secretary shall keep, or cause to be kept, minutes of all of the shareholders' meetings and of all other board meetings. If the secretary is unable to be present, the secretary or the presiding officer of the meeting shall designate another person to take the minutes of the meeting.

        The secretary shall keep, or cause to be kept, at the principal executive office or such other place as designated by the board of directors, a book of minutes of all meetings and actions of the shareholders, of the board of directors, and of committees of the board. The minutes of each meeting shall state the time and place the meeting was held; whether it was regular or special; if special, how it was called or authorized; the names of directors present at board or committee meetings; the number of shares present or represented at shareholders' meetings; an accurate account of the proceedings; and when it was adjourned.

        (b) Record of Shareholders.

        The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the transfer agent or registrar, a record or duplicate record of shareholders. This record shall show the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each shareholder, and the number and date of cancellation of any certificates surrendered for cancellation.

        (c) Notice of Meetings.

        The secretary shall give notice, or cause notice to be given, of all shareholders' meetings, board meetings, and meetings of committees of the board for which notice is required by statute or by the bylaws. If the secretary or other person authorized by the secretary to give notice fails to act, notice of any meeting may be given by any other officer of the corporation.

        (d) Other Duties.

        The secretary shall keep the seal of the corporation, if any, in safe custody. The secretary shall have such other powers and perform other duties as prescribed by the board of directors or by the bylaws.

        Section 10. CHIEF FINANCIAL OFFICER/TREASURER. The chief financial officer shall keep, or cause to be kept, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

        The chief financial officer shall (1) deposit corporate funds and other valuables in the corporation's name and to its credit with depositories designated by the board of directors; (2) make disbursements of corporate funds as authorized by the board; (3) render a statement of the corporation's financial condition and an account of all transactions conducted as chief financial officer whenever requested by the president or the board of directors; and (4) have other powers and perform other duties as prescribed by the board of directors or the bylaws.

        Unless the board of directors has elected a separate treasurer, the chief financial officer shall be deemed to be the treasurer for purposes of giving any reports or executing any certificates or other documents.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES, AND OTHER AGENTS

        Section 1. AGENTS, PROCEEDINGS, AND EXPENSES. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of this corporation, or who is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or who was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorney fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(d) of this Article VI.

        Section 2. ACTIONS OTHER THAN BY THE CORPORATION. This corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that the person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person's conduct was not unlawful.

        Section 3. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. This corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of that action, if such person acted in good faith, in a manner such person believed to be in the best interests of this corporation and its shareholders. No indemnification shall be made under this Section 3 for the following:

        (a)  With respect to any claim, issue, or matter as to which such person has been adjudged to be liable to this corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine on application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

        (b)  Amounts paid in settling or otherwise disposing of a pending action without court approval; or

        (c)  Expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

        Section 4. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Section 2 or 3 of this Article VI, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

        Section 5. REQUIRED APPROVAL. Except as provided in Section 4 of this-Article VI, any indemnification under this Section shall be made by the corporation only if authorized in the specific case, after a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3 by one of the following:

        (a)  A majority vote of a quorum consisting of directors who are not parties to such proceeding;

        (b)  Independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available;

        (c)(i)The affirmative vote of a majority of shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present; or

              (ii) the written consent of holders of a majority of the outstanding shares entitled to vote (for purposes of this subsection 5(c), the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon); or

        (d)  The court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation.

        Section 6. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition of such proceeding on receipt of an undertaking by or on behalf of the agent to repay such amounts if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article VI.

        Section 7. OTHER CONTRACTUAL RIGHTS. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the articles of the corporation. Nothing in this section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

        Section 8. LIMITATIONS. No indemnification or advance shall be made under this Article VI, except as provided in Section 4 or Section 5(d), in any circumstance if it appears:

        (a)  That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

        (b)  That it would be inconsistent with any condition expressly imposed by a court in approving settlement.

        Section 9. INSURANCE. This corporation may purchase and maintain insurance on behalf of any agent of the corporation insuring against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this Article VI. Notwithstanding the foregoing, if this corporation owns all or a portion of the shares of the company issuing the policy of insurance, the insuring company and/or the policy shall meet the conditions set forth in section 317(I) of the Corporations Code.

        Section 10. FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN. This Article VI does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation. The corporation shall have the power to indemnify, and to purchase and maintain insurance on behalf of any such trustee, investment manager, or other fiduciary of any benefit plan for any or all of the directors, officers, and employees of the corporation or any of its subsidiary or affiliated corporations.

        Section 11. SURVIVAL OF RIGHTS. The rights provided by this Article VI shall continue for a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

        Section 12. EFFECT OF AMENDMENT. Any amendment, repeal, or modification of this Article VI shall not adversely affect an agent's right or protection existing at the time of such amendment, repeal, or modification.

        Section 13. SETTLEMENT OF CLAIMS. The corporation shall not be liable to indemnify any agent under this Article VI for (a) any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld or (b) any judicial award, if the corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

        Section 14. SUBROGATION. In the event of payment under this Article VI, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the corporation effectively to bring suit to enforce such rights.

        Section 15. NO DUPLICATION OF PAYMENTS. The corporation shall not be liable under this Article VI to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, agreement, vote, or otherwise, of the amounts otherwise indemnifiable under this Article.

ARTICLE VII
CORPORATE RECORDS AND REPORTS

        Section 1. MAINTENANCE OF SHAREHOLDER RECORD AND INSPECTION BY SHAREHOLDERS. The corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, as determined by resolution of the board of directors, a record of the names and addresses of all shareholders and the number and class of shares held by each shareholder.

        A shareholder or shareholders holding at least 5 percent in the aggregate of the outstanding voting shares of the corporation, or any director shall have the right to inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours, from time to time and in the manner provided for in Section 355 of the Civil Code of California.

        Section 2. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the directors and shareholders at all reasonable times during office hours, as provided in Section 1 of this Article VII. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the secretary shall, on the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

        Section 3. MAINTENANCE AND INSPECTION OF MINUTES AND ACCOUNTING RECORDS. The minutes of proceedings of the shareholders, board of directors, and committees of the board, and the accounting books and records, shall be kept at the principal executive office of the corporation, or at such other place or places as designated by the board of directors. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in a form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection on the written demand of any director, shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary of the corporation.

        Section 4. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

        Section 5. ANNUAL REPORT TO SHAREHOLDERS. Inasmuch as, and for as long as, there are fewer than 100 shareholders, the requirement of an annual report to shareholders referred to in section 1501 of the California Corporations Code is expressly waived. However, nothing in this provision shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders, as the board considers appropriate.

        Section 6. FINANCIAL STATEMENTS. The corporation shall keep a copy of each annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets prepared by the corporation on file in the corporation's principal executive office for 12 months; these documents shall be exhibited at all reasonable times, or copies provided, to any shareholder on demand.

        If no annual report for the last fiscal year has been sent to shareholders, on written request of any shareholder made more than 120 days after the close of the fiscal year the corporation shall deliver or mail to the shareholder, within 30 days after receipt of the request, a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year.

        A shareholder or shareholders holding 5 percent or more of the outstanding shares of any class of stock of the corporation may request in writing an income statement for the most recent three-month, six-month, or nine-month period (ending more than 30 days before the date of the request) of the current fiscal year, and a balance sheet of the corporation as of the end of that period. If such documents are not already prepared, the chief financial officer shall cause them to be prepared and shall deliver the documents personally or mail them to the requesting shareholders within 30 days after receipt of the request. A balance sheet, income statement, and statement of changes in financial position for the last fiscal year shall also be included, unless the corporation has sent the shareholders an annual report for the last fiscal year.

        Quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of independent accountants engaged by the corporation or the certificate of an authorized corporate officer stating that the financial statements were prepared without audit from the corporation's books and records.

        Section 7. ANNUAL STATEMENT OF GENERAL INFORMATION.

        (a)  Every year, during the calendar month in which the original articles of incorporation were filed with the California Secretary of State, or during the preceding five calendar months, the corporation shall file a statement with the Secretary of State on the prescribed form, setting forth the authorized number of directors; the names and complete business or residence addresses of all incumbent directors; the names and complete business or residence addresses of the chief executive officer, the secretary, and the chief financial officer; the street address of the corporation's principal executive office or principal business office in this state; a statement of the general type of business constituting the principal business activity of the corporation; and a designation of the agent of the corporation for the purpose of service of process, all in compliance with section 1502 of the Corporations Code of California.

        (b)  Notwithstanding the provisions of paragraph (a) of this section, if there has been no change in the information in the corporation's last annual statement on file in the Secretary of State's office, the corporation may, in lieu of filing the annual statement described in paragraph (a) of this section, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.

ARTICLE VIII
GENERAL CORPORATE MATTERS

        Section 1. AUTHORIZED SIGNATORIES FOR CHECKS. All checks, drafts, other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner authorized from time to time by resolution of the board of directors.

        Section 2. EXECUTING CORPORATE CONTRACTS AND INSTRUMENTS. Except as otherwise provided in the articles or in these bylaws, the board of directors by resolution may authorize any officer, officers, agent, or agents to enter into any contract or to execute any instrument in the name of and on behalf of the corporation. This authority may be general or it may be confined to one or more specific matters. No officer, agent, employee, or other person purporting to act on behalf of the corporation shall have any power or authority to bind the corporation in any way, to pledge the corporation's credit, or to render the corporation liable for any purpose or in any amount, unless that person was acting with authority duly granted by the board of directors as provided in these bylaws, or unless an unauthorized act was later ratified by the corporation.

        Section 3. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of the shares are fully paid.

        In addition to certificates for fully paid shares, the board of directors may authorize the issuance of certificates for shares that are partly paid and subject to call for the remainder of the purchase price, provided that the certificates representing partly paid shares shall state the total amount of the consideration to be paid for the shares and the amount actually paid.

        All certificates shall certify the number of shares and the class or series of shares represented by the certificate. All certificates shall be signed in the name of the corporation by (1) either the chair of the board of directors, the vice chair of the board of directors, the president, or any vice president, and (2) either the chief financial officer, any assistant treasurer, the secretary, or any assistant secretary.

        Any of the signatures on the certificate may be facsimile. If any officer, transfer, agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

        Section 4. LOST CERTIFICATES. Except as provided in this Section 4, no new certificates for shares shall be issued to replace old certificates unless the old certificate is surrendered to the corporation for cancellation at the same time. If share certificates or certificates for any other security have been lost, stolen, or destroyed, the board of directors may authorize the issuance of replacement certificates on terms and conditions as required by the board, which may include a requirement that the owner give the corporation a bond (or other adequate security) sufficient to indemnify the corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of the old certificate or the issuance of the replacement certificate. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require.

        Section 5. SHARES OF OTHER CORPORATIONS: HOW VOTED. Shares of other corporations standing in the name of this corporation shall be voted by one of the following persons, listed in order of preference:

        (1)  chair of the board, or person designated by the chair of the board; (2) president, or person designated by the president; (3) first vice president, or person designated by the first vice president; (4) other person designated by the board of directors.

        The authority to vote shares granted by this section includes the authority to execute a proxy in the name of the corporation for purposes of voting the shares.

        Section 6. TRANSFER ON THE BOOKS.

        Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        Section 7. TRANSFER AGENTS AND REGISTRARS

        The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrants, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

        Section 8. CLOSING STOCK TRANSFER BOOKS.

        The Board of Directors may close the transfer books in their discretion for a period not exceeding thirty days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

ARTICLE IX
AMENDMENTS

        Section 1. AMENDMENT BY BOARD OF DIRECTORS OR SHAREHOLDERS. Except as otherwise required by law or by the articles of incorporation, these bylaws may be amended or repealed, and new bylaws may be adopted, by the board of directors or by the holders of a majority of the outstanding shares entitled to vote. The shareholders reserve the right to revoke the delegation of authority of the directors to amend or repeal the bylaws at any time.

        Notwithstanding the first sentence of this section, any amendment, repeal, or adoption of a bylaw by action of the board of directors on any of the following matters shall be ineffective unless and until it is approved by a majority of the outstanding shares entitled to vote: the power to change the authorized number of directors.

        Section 2. RECORD OF AMENDMENTS. Whenever an amendment or new by-law is adopted, it shall be copied in the book of by-laws with the original by-laws, in the appropriate place. If any by-law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

KNOW ALL MEN BY THESE PRESENTS:

        That we, the undersigned, being all of the persons appointed to act as the Board of Directors of United Cinema Corporation hereby assent to the foregoing amended and restated bylaws, and adopt them as the bylaws of this corporation.

        IN WITNESS WHEREOF, we have hereunto set our hands this 12th day of April, 1999.

/s/ W. JAMES EDWARDS, III W. James Edwards, III
/s/ BERNICE E. EDWARDS Bernice E. Edwards
/s/ JOAN EDWARDS RANDOLPH Joan Edwards Randolph
/s/ CAROLE ANN RUOFF Carole Ann Ruoff

        THIS IS TO CERTIFY:

        That I am the duly elected, qualified and acting Secretary of United Cinema Corporation, and that the above and foregoing amended and restated bylaws were adopted as the bylaws of said corporation on the 12th day of April, 1999, by the persons appointed to act as the directors of this corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of April, 1999.

/s/ MARCELLA SHELDON Marcella Sheldon, Secretary

QuickLinks

  Exhibit 3.42